                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FIRST WASHINGTON FINANCIALCORP


To:      The Secretary of State
         State of New Jersey

         In accordance with the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned Corporation executes the following Certificate of Amendment to the Certificate of Incorporation:

         1. The name of the Corporation is FIRST WASHINGTON FINANCIALCORP.

         2. Article III of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

                           "(A) The number of directors constituting the entire
                  Board of Directors shall be governed by the Bylaws of the Corporation. The Board of Directors shall be divided into three (3) classes, as nearly identical in number as the then total number of directors constituting the entire board permits, with the term of office of one class expiring each year. Upon adoption of this provision, the Board shall select the class into which each Director is assigned. At the first annual meeting of stockholders after adoption of this provision, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.



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                           "(B) None of the present or future directors of the
                  Corporation may be removed without cause by the shareholders of the Corporation. The term "cause" as used herein is defined to mean (i) conviction of the director of a felony, (ii) declaration by order of a court that the director is of unsound mind; (iii) breach of fiduciary duty involving personal profit which is proven by clear and convincing evidence to have been committed in bad faith; or (iv) violation of any final cease and desist order issued by any regulatory agency having jurisdiction over the Corporation or its business. The Board of Directors shall have the power to remove directors and to suspend directors pending a final determination that cause exists for removal."

         3. Article V of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

                           "(A) The total authorized capital stock of the
                  Corporation shall be 11,000,000 shares, consisting of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock and the shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series of Preferred Stock, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

                           "(B) The Board of Directors of the Corporation is
                  expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders, amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of Preferred Stock for such consideration as the Board of Directors may fix. In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

                                    "(1) The distinctive designation of the
                           class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;

                                    "(2) The dividend rate of the class or
                           series, whether dividends will be cumulative, and, if so, from what date or dates;

                                    "(3) The price or prices at which, and the
                           terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

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                                    "(4) Whether or not the shares of the class
                           or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                                    "(5) Whether or not the shares of the class
                           or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                                    "(6) The rights of the shares of the class
                           or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                    "(7) Whether or not the shares of the class
                           or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock and/or Common Stock ranking junior to the shares of the class or series;

                                    "(8) Whether the class or series will have
                           voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

                                    "(9) Any other preferences, qualifications,
                           privileges, options and other relative or special rights and limitations of that class or series."

         4. A new Article IX of the Certificate of Incorporation is added to read in its entirety as follows:

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                           "Advance notice of nomination for the election of
                  directors, other than by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the Corporation's Bylaws. Any shareholder who wishes to make a proposal at any meeting of shareholders shall provide advanced notification within the time and in the manner provided in the Corporation's Bylaws."

         5. A new Article X of the Certificate of Incorporation is added to read in its entirety as follows:

                           "(A) No proposed transaction resulting in a Business
                  Combination (as defined below) shall be valid unless first approved by the affirmative vote, cast in person or by proxy, of the holders of record of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the capital stock of the Corporation entitled to vote thereon; provided, however, that if any such action has been approved prior to the vote of shareholders by a majority of the Corporation's Board of Directors, the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote on such matters shall be required.

                           "(B) This Article X may not be amended except by the
                  affirmative vote, cast in person or by proxy, of the holders of record of at least sixty-six and two-thirds percent
                  (66 2/3%) of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

                           "(C) "Business Combination" as used herein shall mean
                  any of the following proposed transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by or on behalf of, a related entity or person:

                                    "(i) the merger or consolidation of the
                           Corporation or any subsidiary of the Corporation;

                                    "(ii) the sale, exchange, transfer or other
                           disposition (in one or a series of transactions) of substantially all of the assets of the Corporation or any subsidiary of the Corporation; or

                                    "(iii) any offer for the exchange of
                           securities of another entity for the securities of the Corporation."

         6. This Amendment to the Certificate of Incorporation was duly adopted by the shareholders of the Corporation on the 28th day of April, 1999.

         7. The total number of shares entitled to vote on this Amendment to the Certificate of Incorporation is 1,833,321.

         8. The number of shares voting for and against such Amendment to the Certificate of Incorporation is as follows:

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     Number of Shares Voting     Number of Shares Voting      Number of Shares
     For the Amendment           Against the Amendment        Abstaining
     -----------------           ---------------------        ----------

     1,388,013                   25,090                       5,663

         IN WITNESS WHEREOF, I, the President of the Corporation, have signed this Certificate of Amendment to the Certificate of Incorporation on the _____ day of June, 1999.

                                        FIRST WASHINGTON FINANCIALCORP


                                        By: /s/ C. Herbert Schneider
                                           ---------------------------
                                               C. Herbert Schneider
                                               President


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
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FIRST WASHINGTON FINANCIALCORP


         THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

                                    ARTICLE I
                                 Corporate Name

         The name of the Corporation shall be First Washington FinancialCorp

                                   ARTICLE II
                     Registered Office and Registered Agent

         The address of the Corporation's registered office is:

                             First Washington FinancialCorp
                             U.S. Route 130 & Main St.
                             Windsor, NJ 08561

         The name of the registered agent at that address is:

                             C. Herbert Schneider,
                             President and Chief Executive Officer

                                   ARTICLE III
               Initial Board of Directors and Number of Directors

         The number of directors shall be governed by the By-laws of the Corporation. The number of directors constituting the initial Board of Directors shall be nine (9). The names and addresses of the initial Board of Directors are as follows:

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

                  Name                                                          Address
                  ----                                                          -------
===================================================================================================================
Abraham S. Opatut                                           c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
Harry Horowitz                                              c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
James N. Corcodilos                                         c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
James R. Johnson, Jr.                                       c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
Jerry Kokes                                                 c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
Joe J. Mayes                                                c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
Steven I. Pfeffer                                           c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
Ross Wishnick                                               c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
-------------------------------------------------------------------------------------------------------------------
C. Herbert Schneider                                        c/o First Washington FinancialCorp
                                                            U.S. Route 130 & Main St.
                                                            Windsor, NJ 08561
===================================================================================================================

                                   ARTICLE IV
                                Corporate Purpose

         The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act.

                                    ARTICLE V
                                  Capital Stock

         The Corporation is authorized to issue 10,000,000 shares of common stock, without par value.

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

                                   ARTICLE VI
                             Limitation of Liability

         Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

                                   ARTICLE VII
                                 Indemnification

         The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

             The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders,
(ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or
(v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

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                                  ARTICLE VIII
                        Name and Address of Incorporator

         The name and address of the incorporator is:

                         Robert A. Schwartz, Esq.
                         Jamieson, Moore, Peskin & Spicer
                         177 Madison Avenue
                         Morristown, New Jersey 07960

         IN WITNESS WHEREOF, I, the incorporator of the above named Corporation, being over eighteen years of age, have signed this Certificate of Incorporation on the 17th day of February, 1998.


                                            /S/ Robert A. Schwartz
                                            ----------------------------
                                                Robert A. Schwartz, Esq.
                                                Robert A. Schwartz




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